                                            SECURITIES AND EXCHANGE COMMISSION

                                           Washington, D.C. 20549

                                          FORM 8-K

                                           CURRENT REPORT

                                         Pursuant to Section 13 or 15(d) of

                                                the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2009

UNILAVA CORPORATION

(Exact name of registrant as specified in its charter)

IWI HOLDING LIMITED

(Former name)

Wyoming

(State or other jurisdiction of incorporation)

          0-25108

           applied for

(Commission File Number)

(IRS Employer Identification No.)

353 California Street, Suite 1500, San Francisco, California

94111

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (415) 321-3490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2009, the Registrant filed Articles of Continuance with the Wyoming Secretary of State pursuant to which the Registrant, a company incorporated in the British Virgin Islands under the name "IWI Holding Limited," continued its corporate existence under the Wyoming Business Corporation Act under the name "Unilava Corporation."  Pursuant to this filing,  the Registrant  renounced its charter in the BVI and is deemed to be a Wyoming corporation effective as of November 10, 2009. As a result, the Registrant is no longer a "foreign private issuer" as defined in Securities Exchange Act Rule 3b-4(c) and will henceforth file its financial reports pursuant to the requirements of Form 10-K and Form 10-Q.

The rights of shareholders are different under Wyoming law and the Articles of Continuance than such rights as shareholders  under BVI law and the Articles and Memorandum of Association which governed the BVI corporation.  The principal  differences can be summarized as follows:

Under the BVI regime, the Board of Directors could take nearly every corporate action without the vote or approval of shareholders. Under Wyoming law, the amendment of the Articles of Incorporation, reverse stock splits, mergers, dissolution or liquidation of the corporation require the consent of shareholders.

Shareholders holding 30% of outstanding shares could call a special meeting, which must be held after no less than 7 days' notice of such meeting given by any director. Any one director could call a special meeting of shareholders on his or her own initiative. If no less than 90 percent of the shareholders entitled to vote are present at the meeting or have waived notice, then any defect in notice is cured. The Wyoming bylaws permit holders of 20% of the shares entitled to vote, the Chairman or the Board of Directors to call a meeting of shareholders, with no less than 20 and no more than 60 days' notice. Under the Wyoming bylaws, any procedural defect in the meeting is cured if no less than 50% of the shareholders are present at the meeting unless such notice is contested at the meeting.

Shareholders holding no less than 50% of the votes which could be cast at the meeting constituted a quorum, or 30% at any adjournment of that meeting. Under the Wyoming bylaws, 50% of the shareholders are required to constitute a quorum at the meeting and any adjournment.

The number of directors was limited to 12. Directors could be removed with or without cause upon vote of 75% of the shareholder votes or by a majority of directors. No less than three days' notice was required for any meeting of directors.  Either directors or shareholders had the right to amend the Articles and Memorandum of Association or to continue the corporation under another jurisdiction, except that any amendment which would vary their voting, liquidation or dividend rights would require approval of a majority of the affected class.  Wyoming law does not limit the number of directors, and any amendments to the Articles of Incorporation require a majority vote of shareholders.

Directors had the power, without shareholder approval, to merge or consolidate the corporation. Wyoming law requires shareholder approval of such transactions in most circumstances.

The Memorandum of Association authorized the issuance of up to 120,000,000 shares of common stock, par value $.001, and 5,000,000 shares of preferred stock, no par value, with such preferred stock to have the rights determined by the board of directors at the time of issuance (known as "blank check preferred"). Immediately prior to the filing of the Articles of Continuation, there were outstanding 100,052,878 shares of common stock and no shares of preferred stock.  The Wyoming corporation authorizes an unlimited number of shares of common and preferred stock, of which 100,052,878 shares of common stock and no shares of preferred stock are outstanding as of November 16, 2009; the Board of Directors continues to have the right to issue blank check preferred, but has no plans to do so at this time.

In connection with the continuation as a Wyoming corporation, shareholders may, but are not required to, exchange their certificates for new certificates. The new CUSIP number will be 90476B 10 1.  The Registrant has applied for a symbol change with the Financial Regulatory Authority. Until that time, the Registrant's common stock will continue to be traded under the symbol IWHLF.

Item 9.01.  Financial Statements and Exhibits

 (b) Exhibits

3.1 Articles of Continuance. Filed herewith.

3.2  Bylaws. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNILAVA CORPORATION

Date: November 17, 2009

By: /s/ Baldwin Yung

_________________________

Baldwin Yung

Chief Executive Officer